Exhibit 6(b)


                             The Premium Portfolios
                         Elizabethan Square, 2nd Floor
                         George Town, Grand Cayman, BWI


                               December 31, 1997


The Landmark Funds Broker-Dealer Services, Inc.
c/o Signature Financial Group (Cayman), Ltd.
Elizabethan Square, 2nd Floor
George Town, Grand Cayman, BWI

      Re:    The Premium Portfolios - Placement
             Agency Agreement

Ladies and Gentlemen:

     This letter serves as notice that Growth & Income Portfolio (the "Fund") is added to the list of series of The Premium Portfolios (the "Trust") to which The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS") renders services as placement agent pursuant to the terms of the Placement Agency Agreement dated as of September 13, 1993 (the "Agreement") between the Trust and LFBDS.

     Please sign below to acknowledge your receipt of this notice adding the Fund as beneficiary under the Agreement.

                                 THE PREMIUM PORTFOLIOS


                                 By:    Philip Coolidge

                                 Title: President


Acknowledgment:

THE LANDMARK FUNDS BROKER-DEALER SERVICES, INC.


By:       Philip Coolidge

Title:    CEO